Riviera Holdings Corporation
                         2901 Las Vegas Boulevard South
                               Las Vegas, NV 89109
                       Investor Relations: (800) 362-1460
                               TRADED: AMEX - RIV
                               www.theriviera.com

FOR FURTHER INFORMATION:

AT THE COMPANY:                             INVESTOR RELATIONS CONTACT:

Duane Krohn, Treasurer and CFO              Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                        (208) 241-3704 Voice
(702) 794-9442 Fax                          (208) 232-5317 Fax
Email:  dkrohn@theriviera.com               Email:  etruax@aol.com

FOR IMMEDIATE RELEASE:


            RIVIERA APPOINTS PAUL A. HARVEY TO BOARD OF DIRECTORS


     LAS VEGAS, NV - June 6, 2001 -- Riviera Holdings Corporation (AMEX: RIV) today announced that Major General U.S. Air Force (Ret.) Paul A. Harvey has been appointed to the Board of Directors of the Company. Gen. Harvey is currently a consultant to the gaming hotel and resort industry and serves as Chairman of the Board of the National Center for Responsible Gaming. He has a business degree from Miami University of Ohio and an MBA from Central Michigan University. Gen. Harvey spent 32 years on active duty in the United States Air Force where he held numerous command positions throughout the United States, Europe, Africa and the Middle East. He flew 160 combat missions in Vietnam and Southeast Asia before retiring in 1991. He was the Executive Director of the Mississippi Gaming Commission from 1993 through 1998 before becoming President and CEO of Signature Works, Inc., which is the largest employer of blind and visually impaired people in the world. The company merged with LCI, Inc. and he currently sits on the Board of Directors of LC Industries.

     William  L.   Westerman,   Chairman  of  the  Board  of  Riviera   Holdings
Corporation, said, We look forward to Gen. Harvey serving on our Board. His extensive experience in government and industry is an excellent fit with Riviera Holdings. We welcome Gen. Harvey and the valuable insight he brings to our Company.

About Riviera Holdings:

Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.